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                                                                Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement (Form S-8 No. 333-69267) pertaining to the Forever Enterprises, Inc. 1998 Long-Term Incentive Plan of our report dated March 28, 2003, with respect to the consolidated financial statements of Forever Enterprises, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2002 of Forever Enterprises, Inc.

/s/  BROWN SMITH WALLACE, L.L.C.

St. Louis, Missouri
March 28, 2003